Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Investors:	Ross Roadman (615) 564-8104
rroadman@brookdale.com

Brookdale Announces First Quarter 2016 Results

Nashville, Tenn.  May 9, 2016 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reported financial and operating results for the first quarter of 2016. Highlights included:

•	Total revenue was $1.3 billion for the first quarter of 2016, an increase of 1.2% from the first quarter of 2015.
•	Adjusted EBITDA(1) was $219.6 million in the first quarter of 2016, excluding integration, transaction, transaction-related and strategic project costs.
•	Adjusted CFFO(1) was $0.58 per share for the first quarter of 2016.
•	Net loss attributable to Brookdale common stockholders was $0.26 per share for the first quarter of 2016, compared to $0.71 for the first quarter of 2015.
•	Brookdale's liquidity position increased by more than $100 million from the fourth quarter of 2015.
•	Reaffirmed full-year 2016 guidance.

(1) Adjusted EBITDA and Adjusted Cash From Facility Operations ("Adjusted CFFO") per share are financial measures that are not calculated in accordance with GAAP.  Adjusted CFFO represents Cash From Facility Operations ("CFFO") excluding integration, transaction, transaction-related and strategic project costs.  Please see "Reconciliation of Non-GAAP Financial Measures" below for the Company's definitions of each of these financial measures and a reconciliation of each measure to net income (loss).

Andy Smith, Brookdale's President and CEO, said, "Overall our first quarter 2016 results are where we expected them to be and, in fact, our first quarter Adjusted CFFO modestly exceeded our plan for the quarter. A disciplined approach to in-place rate increases and pricing led to strong revenue per occupied unit growth. We achieved a modest gain in senior housing revenues, despite occupancy being slightly below our expectations.  We remain focused on execution in our core business to drive revenue and improve cash flow. The overall results for the quarter, and what we see as improving momentum during the period, allow us to confidently reiterate our previous guidance for the full year 2016."
Financial Results
Total revenue for the first quarter of 2016 was $1.3 billion compared to $1.2 billion for the prior year period. During the twelve months ended March 31, 2016, the Company has disposed of a total of 30 communities with 2,594 units, either through sales or lease terminations.  These communities generated $7.4 million of revenue in the first quarter of 2016 compared to $20.5 million of revenue in the prior year period.

Resident fees of $1.1 billion for the first quarter of 2016 were an 0.8% increase over the first quarter of 2015.  Average monthly revenue per occupied unit for the consolidated senior housing portfolio was $4,485 in the first quarter of 2016, an increase of 4.2% compared with the first quarter of 2015.  Weighted average occupancy for all consolidated communities during the first quarter of 2016 was 86.1%.
Facility operating expenses for the first quarter of 2016 were $715.9 million, an increase of $19.0 million, or 2.7%, from the first quarter of 2015, and included approximately $4.2 million for an extra day of expenses due to the leap year.
Excluding management services in all periods, Brookdale's consolidated operating margin was 32.5% for the first quarter of 2016 versus 33.8% for the first quarter of 2015.  Excluding the impact of the extra day due to the leap year, the margin for the first quarter of 2016 would have been approximately 32.9%.
Net loss attributable to Brookdale common stockholders for the first quarter of 2016 was $48.8 million, or $0.26 per share, versus net loss attributable to Brookdale common stockholders of $130.5 million, or $0.71 per share, for the first quarter of 2015.
Non-GAAP Financial Measures
For the Company's definitions of Adjusted EBITDA, CFFO and Adjusted CFFO (including on a per share basis), and Facility Operating Income, as well as a reconciliation of each of the non-GAAP financial measures from net income (loss), see "Reconciliation of Non-GAAP Financial Measures" below.

Facility Operating Income was $344.3 million in the first quarter of 2016, a decline of $10.3 million, or 2.9%, compared with the first quarter of 2015.

Adjusted EBITDA was $219.6 million in the first quarter of 2016 compared to $230.7 million in the first quarter of 2015, excluding integration, transaction, transaction-related and strategic project costs for the three months ended March 31, 2016 and March 31, 2015 of $20.0 million and $27.3 million, respectively.  Adjusted EBITDA was $199.7 million in the first quarter of 2016, compared to $203.4 million for the first quarter of 2015, including integration, transaction, transaction-related and strategic project costs in both periods.

CFFO was $86.2 million in the first quarter of 2016, or $0.47 per share.  Adjusted CFFO was $107.1 million, or $0.58 per share, for the first quarter of 2016, a decline of $8.3 million, or 7.2%, compared with the first quarter of 2015.  Adjusted CFFO for the periods represents CFFO excluding $20.9 million and $27.3 million for the first quarter of 2016 and 2015, respectively, of integration, transaction, transaction-related and strategic project costs.

Operating Activities
The Company reports information on five segments.  Three segments (Retirement Centers, Assisted Living and CCRCs – Rental) constitute the Company's consolidated senior housing portfolio.  The Brookdale Ancillary Services segment, includes the Company's outpatient therapy, home health and hospice services.  The Management Services segment includes the services provided to unconsolidated communities that are operated under management agreements.
Senior Housing
Revenue for the consolidated senior housing portfolio was $939.0 million for the first quarter of 2016, an increase of 0.2% from the first quarter of 2015.  During the twelve months ended March 31, 2016, the Company has disposed or terminated leases of 30 communities with 2,594 senior housing units.  These communities generated $7.4 million of revenue in the first quarter of 2016 compared to $20.5 million of revenue in the prior year period. Same community revenue for the consolidated senior housing portfolio for the three months ended March 31, 2016 increased 1.5% over the corresponding period in 2015.  Weighted average revenue per occupied unit for senior housing increased 4.2% in the first quarter of 2016 from the first quarter of 2015.

Facility operating expenses were $608.2 million for the first quarter of 2016, an increase of 0.7% from the first quarter of 2015.  Facilities operating expenses were adversely impacted by the costs of an extra day associated with leap year, totaling approximately $4.2 million.  Consolidated same community operating expenses for the first quarter of 2016 increased by 2.7% over the first quarter of 2015.

Operating income for the senior housing portfolio declined by 0.6% from the first quarter of 2015, to $330.7 million for the first quarter of 2016.  Same community operating income for the senior housing portfolio for the first quarter of 2016 declined by 0.8% from the first quarter of 2015.
Brookdale Ancillary Services
Revenue for the Company's ancillary services segment increased $6.8 million, or 5.9%, to $122.2 million for the first quarter of 2016 versus the prior year first quarter.  The revenue increase was primarily due to an increase in home health average census and the roll-out of our home health and hospice services to additional units subsequent to the prior year period. Ancillary services operating expenses for the first quarter of 2016 increased $15.0 million, or 16.2%, over the first quarter of 2015, primarily due to an increase in expenses related to expansion of ancillary services into the legacy Emeritus communities.  As a result, ancillary services operating income for the first quarter of 2016 was $14.5 million, a decline of 36.2% versus the first quarter of 2015.
Liquidity
Total liquidity for the Company was $301.9 million at March 31, 2016, including $70.9 million of unrestricted cash and cash equivalents and $231.0 million of availability on its secured credit facility.  Proceeds from asset sales, refinancings and operating cash flow reduced the outstanding balance on our line of credit to $210.0 million at March 31, 2016 compared to $310.0 million at December 31, 2015.
Dispositions of Non-Core Assets
During 2015, the Company began an initiative to dispose of 34 owned communities that were identified as non-core assets that do not fit the Company's long-term strategy.  Sixteen of these communities were sold during the fourth quarter of 2015.  Seven of these communities were sold during the first quarter of 2016, producing net proceeds of $45.6 million. The results of operations of the disposed communities were previously reported in the Assisted Living and CCRC-Rental segments.  As of March 31, 2016, $65.9 million was recorded as assets held for sale and $60.8 million of mortgage debt was included in the current portion of long-term debt within the Company's condensed consolidated balance sheet related to the remaining ten communities classified as held for sale.  The sale of the remaining ten communities held for sale, plus an additional community not classified as held for sale, is expected to occur in 2016, although there can be no assurance that the transactions will close or if they do, when the actual closing will occur.
Outlook
Based on results year-to-date, the Company continues to expect 2016 full year Adjusted CFFO per share in a range of $2.45 to $2.55.  The Company expects full year senior housing and ancillary services revenue to be in a range of $4.2 to $4.3 billion and full year Adjusted EBITDA to be in a range of $935 million to $955 million, excluding integration, transaction, transaction-related and strategic project costs.  The Company also expects its full year capital expenditures (excluding recurring capital expenditures that are included in CFFO) to be in a range of $210 million to $220 million.   The foregoing guidance excludes the potential impact of any acquisition or disposition activity other than the planned disposition of 17 communities classified as held for sale as of December 31, 2015.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company's website at www.brookdale.com supplemental information relating to the Company's first quarter 2016 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.
Earnings Conference Call
Brookdale's management will conduct a conference call to review the financial results of its first quarter ended March 31, 2016 on Tuesday, May 10, 2016 at 11:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living First Quarter Earnings Call."
A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.
For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 24, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "99312415".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,121 communities in 47 states and the ability to serve approximately 108,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.  Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational, sales and marketing initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, pricing, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, the integration of Emeritus, cost savings and synergies, liquidity and leverage, senior housing supply, the demand for senior housing, expansion, development and construction activity, acquisition opportunities, asset dispositions, the expansion of our ancillary services offerings, innovation and revenue growth opportunities, our share repurchase program, taxes, capital deployment, returns on invested capital, Adjusted EBITDA, CFFO and Adjusted CFFO on an aggregate and per-share basis, and/or Facility Operating Income (as such terms are defined herein).  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions; our ability to successfully integrate acquisitions, including our acquisition of Emeritus; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and the ability to obtain, or delays in obtaining, cost savings and synergies from the Emeritus acquisition; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  We expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue
Resident fees	$1,061,148	$1,052,232
Management fees	16,780	15,097
Reimbursed costs incurred on behalf of managed communities	185,228	180,552
Total revenue	1,263,156	1,247,881

Expense
Facility operating expense (excluding depreciation and amortization of $114,103 and $208,823, respectively)	715,902	696,889
General and administrative expense (including non-cash stock-based compensation expense of $9,769 and $8,873, respectively)	92,621	89,530
Transaction costs	850	6,742
Facility lease expense	96,689	94,471
Depreciation and amortization	127,137	220,427
Asset impairment	3,375	-
Loss on facility lease termination	-	76,143
Costs incurred on behalf of managed communities	185,228	180,552
Total operating expense	1,221,802	1,364,754
Income (loss) from operations	41,354	(116,873)

Interest income	702	427
Interest expense:
Debt	(43,990)	(42,348)
Capital and financing lease obligations	(50,579)	(53,203)
Amortization of deferred financing costs and debt premium (discount)	(2,310)	(381)
Change in fair value of derivatives	(24)	(550)
Debt modification and extinguishment costs	(1,110)	(44)
Equity in earnings of unconsolidated ventures	1,018	1,484
Other non-operating income	7,787	2,491
Income (loss) before income taxes	(47,152)	(208,997)
(Provision) benefit for income taxes	(1,665)	78,288
Net income (loss)	(48,817)	(130,709)
Net (income) loss attributable to noncontrolling interest	42	258
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(48,775)	$(130,451)

Basic and diluted net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.26)	$(0.71)

Weighted average shares used in computing basic and diluted net income (loss) per share	185,153	183,678

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2016	December 31, 2015

Cash and cash equivalents	$70,862	$88,029
Cash and escrow deposits - restricted	28,645	32,570
Accounts receivable, net	146,791	144,053
Assets held for sale	65,906	110,620
Other current assets	155,295	122,671
Total current assets	467,499	497,943
Property, plant, and equipment and leasehold intangibles, net	8,004,357	8,031,376
Other assets, net	1,516,816	1,519,245
Total assets	$9,988,672	$10,048,564

Current liabilities	$855,915	$840,148
Long-term debt, less current portion	3,753,068	3,769,371
Capital and financing lease obligations, less current portion	2,403,191	2,427,438
Other liabilities	557,065	552,880
Total liabilities	7,569,239	7,589,837
Total Brookdale Senior Living Inc. stockholders' equity	2,419,636	2,458,888
Noncontrolling interest	(203)	(161)
Total equity	2,419,433	2,458,727
Total liabilities and equity	$9,988,672	$10,048,564

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$(48,817)	$(130,709)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on extinguishment of debt, net	139	44
Depreciation and amortization, net	129,447	220,808
Asset impairment	3,375	-
Equity in earnings of unconsolidated ventures	(1,018)	(1,484)
Distributions from unconsolidated ventures from cumulative share of net earnings	-	500
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(926)	(767)
Proceeds from deferred entrance fee revenue	3,087	2,455
Deferred income tax provision (benefit)	934	(79,237)
Change in deferred lease liability	3,935	2,801
Change in fair value of derivatives	24	550
Gain on sale of assets	(2,749)	-
Non-cash stock-based compensation	9,769	8,873
Non-cash interest expense on financing lease obligations	6,439	5,700
Amortization of above (below) market rents, net	(1,733)	(1,959)
Other	(2,330)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,738)	(13,140)
Prepaid expenses and other assets, net	(36,554)	24,504
Accounts payable and accrued expenses	(1,388)	(38,773)
Tenant refundable fees and security deposits	(226)	(510)
Deferred revenue	12,766	11,494
Net cash provided by operating activities	70,343	10,057
Cash Flows from Investing Activities
(Increase) decrease in lease security deposits and lease acquisition deposits, net	(1,210)	13,037
Decrease in cash and escrow deposits — restricted	72	12,289
Additions to property, plant, and equipment and leasehold intangibles, net	(108,510)	(79,129)
Acquisition of assets, net of related payables and cash received	(12,157)	(174,305)
Investment in unconsolidated ventures	(2,365)	(3,923)
Distributions received from unconsolidated ventures	1,724	-
Proceeds from sale of assets, net	45,584	-
Other	2,414	740
Net cash used in investing activities	(74,448)	(231,291)
Cash Flows from Financing Activities
Proceeds from debt	177,370	85,365
Repayment of debt and capital and financing lease obligations	(84,016)	(47,555)
Proceeds from line of credit	357,000	445,000
Repayment of line of credit	(457,000)	(245,000)
Payment of financing costs, net of related payables	(818)	(1,481)
Refundable entrance fees:
Proceeds from refundable entrance fees	535	36
Refunds of entrance fees	(1,128)	(829)
Cash portion of loss on extinguishment of debt	-	(44)
Payment on lease termination	(4,625)	(3,875)
Other	(380)	716
Net cash (used in) provided by financing activities	(13,062)	232,333
Net (decrease) increase in cash and cash equivalents	(17,167)	11,099
Cash and cash equivalents at beginning of period	88,029	104,083
Cash and cash equivalents at end of period	$70,862	$115,182

Reconciliation of Non-GAAP Financial Measures

This earnings release and the supplemental information referred to in the earnings release contain financial measures utilized by management to evaluate our financial and operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Each of these measures, Adjusted EBITDA, CFFO and Adjusted CFFO on an aggregate and per-share basis, and Facility Operating Income, should not be considered in isolation from or as superior to or as a substitute for net income (loss), income (loss) from operations, cash flows provided by or used in operations, or other financial measures determined in accordance with GAAP.  We strongly urge you to review the reconciliations of such measures from GAAP net income (loss), along with our consolidated financial statements included herein.  We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, CFFO and Adjusted CFFO (including on a per share basis, and Facility Operating Income may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, depreciation and amortization (including non-cash impairment charges),  (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization) and Cash From Facility Operations from unconsolidated ventures.  Management uses Adjusted EBITDA to, among other things, assess our overall financial and operating performance because this metric excludes non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization.  In addition, management uses Adjusted EBITDA to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe Adjusted EBITDA is useful to investors in evaluating our operating performance, results of operations and financial position because it is helpful in identifying trends in our day-to-day performance since the items excluded have little or no significance to our day-to-day operations and it provides an assessment of our expense management.

The table below reconciles Adjusted EBITDA from net income (loss) for the three months ended March 31, 2016 and March 31, 2015 (in thousands):

	Three Months Ended March 31,(1)
	2016	2015
Net income (loss)	$(48,817)	$(130,709)
Provision (benefit) for income taxes	1,665	(78,288)
Equity in earnings of unconsolidated ventures	(1,018)	(1,484)
Debt modification and extinguishment costs	1,110	44
Other non-operating income	(7,787)	(2,491)
Interest expense:
Debt	43,990	42,348
Capital and financing lease obligations	50,579	53,203
Amortization of deferred financing costs and debt (premium) discount	2,310	381
Change in fair value of derivatives	24	550
Interest income	(702)	(427)
Income (loss) from operations	41,354	(116,873)
Depreciation and amortization	127,137	220,427
Asset impairment	3,375	-
Loss on facility lease termination	-	76,143
Straight-line lease expense (income)	3,935	2,801
Amortization of (above) below market lease, net	(1,733)	(1,959)
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(926)	(767)
Non-cash stock-based compensation expense	9,769	8,873
Entrance fee receipts(2)	3,622	2,491
Entrance fee disbursements	(1,128)	(829)
CFFO from unconsolidated ventures	15,354	14,213
Adjusted EBITDA	$199,666	$203,427

(1)          The calculation of Adjusted EBITDA includes integration, transaction, transaction-related and strategic project costs of $20.0 million and $27.3 million for the three months ended March 31, 2016 and March 31, 2015, respectively. Integration costs include transition costs associated with the Emeritus merger and organizational restructuring (such as severance and retention payments and recruiting expenses), third party consulting expenses directly related to the integration of Emeritus (in areas such as cost savings and synergy realization, branding and technology and systems work), and internal costs such as training, travel and labor, reflecting time spent by Company personnel on integration activities and projects. Transaction and transaction-related costs include third party costs directly related to the acquisition of Emeritus, other acquisition and disposition activity, community financing and leasing activity and corporate capital structure assessment activities (including shareholder relations advisory matters), and are primarily comprised of legal, finance, consulting, professional fees and other third party costs. Strategic project costs include costs associated with certain strategic projects related to refining the Company's strategy, building out enterprise-wide capabilities for the post-merger platform (including the EMR roll-out project) and reducing costs and achieving synergies by capitalizing on scale.
 (2)     Includes the receipt of refundable and non-refundable entrance fees.

CFFO and Adjusted CFFO

We define CFFO as net income (loss) before deferred income tax provision (benefit), non-operating (income) expense items, non-cash financing lease interest expense, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization), Cash From Facility Operations from unconsolidated ventures, recurring capital expenditures, net, lease financing debt amortization with fair market value or no purchase options, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities.

Adjusted CFFO represents CFFO, excluding integration, transaction, transaction-related and strategic project costs.  Integration costs include transition costs associated with the Emeritus merger and organizational restructuring (such as severance and retention payments and recruiting expenses), third party consulting expenses directly related to the integration of Emeritus (in areas such as cost savings and synergy realization, branding and technology and systems work), and internal costs such as training, travel and labor, reflecting time spent by Company personnel on integration activities and projects. Transaction and transaction-related costs include third party costs directly related to the acquisition of Emeritus, other acquisition and disposition activity, community financing and leasing activity and corporate capital structure assessment activities (including shareholder relations advisory matters), and are primarily comprised of legal, finance, consulting, professional fees and other third party costs. Strategic project costs include costs associated with certain strategic projects related to refining the Company's strategy, building out enterprise-wide capabilities for the post-merger platform (including the EMR roll-out project) and reducing costs and achieving synergies by capitalizing on scale.

The calculations of CFFO per share and Adjusted CFFO per share are based on weighted average shares used in computing basic net income (loss) per share for the period, which excludes potentially dilutive common stock equivalents (unvested restricted stock, restricted stock units and convertible debt instruments and warrants).

Management uses these metrics to, among other things, assess our overall financial and operating performance because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization.  In addition, management uses these metrics to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe these metrics are useful to investors in evaluating our operating performance, results of operations and financial position because they are helpful in identifying trends in our day-to-day performance since the items excluded have little or no significance to our day-to-day operations and they provide an assessment of our expense management.

The table below reconciles CFFO and Adjusted CFFO (including on a per-share basis) from net income (loss) for the three months ended March 31, 2016 and March 31, 2015 (in thousands):

	Three Months Ended March 31,
	2016	2015

Net income (loss)	$(48,817)	$(130,709)
Deferred income tax provision (benefit)	934	(79,237)
Other non-operating income	(7,787)	(2,491)
Equity in earnings of unconsolidated ventures	(1,018)	(1,484)
Debt modification and extinguishment costs	1,110	44
Interest expense
Amortization of deferred financing costs and debt (premium) discount	2,310	381
Change in fair value of derivatives	24	550
Non-cash interest expense on financing lease obligations	6,439	5,700
Loss on facility lease termination	-	76,143
Depreciation and amortization	127,137	220,427
Asset impairment	3,375	-
Straight-line lease expense (income)	3,935	2,801
Amortization of (above) below market lease, net	(1,733)	(1,959)
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(926)	(767)
Non-cash stock-based compensation expense	9,769	8,873
Entrance fee receipts	3,622	2,491
Entrance fee disbursements	(1,128)	(829)
CFFO from unconsolidated ventures	15,354	14,213
Recurring capital expenditures, net	(13,281)	(15,003)
Lease financing debt amortization with fair market value or no purchase options	(13,809)	(12,439)
Other	1,737	2,491
CFFO	$86,154	$88,103

Integration, transaction, transaction-related and strategic project costs	20,928	27,300
Adjusted CFFO	$107,082	$115,403

Weighted average shares used in computing basic net income (loss) per share	185,153	184,175

CFFO per share	$0.47	$0.48
Adjusted CFFO per share	$0.58	$0.63

Facility Operating Income

We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, transaction costs, amortization of deferred entrance fee revenue, change in future service obligation and management fees.  Management uses Facility Operating Income to, among other things, assess our facility operating performance, to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal facility financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe Facility Operating Income is useful to investors in evaluating our facility operating performance because it is helpful in identifying trends in our day-to-day facility performance since the items excluded have little or no significance on our day-to-day facility operations and it provides and an assessment of our revenue generation and expense management.

The table below reconciles Facility Operating Income from net income (loss) for the three months ended March 31, 2016 and March 31, 2015 (in thousands):

	Three Months Ended March 31,
	2016	2015

Net income (loss)	$(48,817)	$(130,709)
Provision (benefit) for income taxes	1,665	(78,288)
Equity in earnings of unconsolidated ventures	(1,018)	(1,484)
Debt modification and extinguishment costs	1,110	44
Other non-operating income	(7,787)	(2,491)
Interest expense:
Debt	43,990	42,348
Capital and financing lease obligations	50,579	53,203
Amortization of deferred financing costs and debt (premium) discount	2,310	381
Change in fair value of derivatives	24	550
Interest income	(702)	(427)
Income (loss) from operations	41,354	(116,873)
Loss on facility lease termination	-	76,143
Depreciation and amortization	127,137	220,427
Asset impairment	3,375	-
Facility lease expense	96,689	94,471
General and administrative (including non-cash stock-based compensation expense)	92,621	89,530
Transaction costs	850	6,742
Amortization of entrance fees	(926)	(767)
Management fees	(16,780)	(15,097)
Facility Operating Income	$344,320	$354,576